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                                                                     EXHIBIT 8.1

                               KIRKLAND & ELLIS
               PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS

                            200 East Randolph Drive
                           Chicago, Illinois  60601

To Call Writer Direct:                  312 861-2000                 Facsimile:
   312 861-2000                                                     312 861-2200


                               November 19, 1999

ChipPAC International Company Limited
ChipPAC, Inc.
ChipPAC (Barbados) Ltd.
ChipPAC Limited
ChipPAC Korea Company Ltd.
ChipPAC Luxembourg S.a.R.L.
ChipPAC Liquidity Management Hungary
     Limited Liability Company


          Re:  Offer by ChipPAC International Company Limited  to Exchange any
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               and all of its outstanding 12 3/4% Senior Subordinated Notes Due
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               2009 for its 12 3/4% Series B Senior Subordinated Notes Due 2009
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Ladies and Gentlemen:

          We have acted as special legal counsel to (i) ChipPAC International Company Limited, a British Virgin Islands corporation (the "Issuer"), and (ii) ChipPAC, Inc., a California corporation, ChipPAC (Barbados) Ltd., a corporation formed under the laws of Barbados, ChipPAC Limited, a British Virgin Islands corporation, ChipPAC Korea Company Ltd., a company formed under the laws of the Republic of Korea, ChipPAC Luxembourg S.a.R.L., a company formed under the laws of Luxembourg, and ChipPAC Liquidity Management Hungary Limited Liability Company, a company formed under the laws of Hungary (collectively, the "Guarantors" and, together with the Issuer, the "Registrants") in connection with the Issuer's offer (the "Exchange Offer") to exchange any and all of its 12
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3/4% Senior Subordinated Notes Due 2009 (the "Old Securities") for their 12
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3/4%Series B Senior Subordinated Notes Due 2009 (the "New Securities").
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          You have requested our opinion as to certain United States federal income tax consequences of the Exchange Offer. In preparing our opinion, we have reviewed and relied upon the Registrants' Registration Statement on Form S-4, originally filed with the Securities and
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                               KIRKLAND & ELLIS


ChipPAC International Company Limited
ChipPAC, Inc.
ChipPAC (Barbados) Ltd.
ChipPAC Limited
ChipPAC Korea Company Ltd.
ChipPAC Luxembourg S.a.R.L.
ChipPAC Liquidity Management Hungary
     Limited Liability Company
November 19, 1999
Page 2


Exchange Commission on the date hereof (the "Registration Statement"), and such
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other documents as we deemed necessary.

          On the basis of the foregoing, it is our opinion that the exchange of the Old Securities for the New Securities pursuant to the Exchange Offer will not be treated as an "exchange" for United States federal income tax purposes.

          The opinion set forth above is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated or proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published revenue rulings, revenue procedures,
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and announcements, existing judicial decisions and other applicable authorities.
No tax ruling has been sought from the IRS with respect to any of the matters discussed herein. Unlike a ruling from the IRS, an opinion of counsel is not binding on the IRS. Hence, no assurance can be given that the opinion stated in this letter will not be successfully challenged by the IRS or by a court. We express no opinion concerning any tax consequences of the Exchange Offer except as expressly set forth above.

          We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Certain Federal Income Tax Consequences." In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                              Very truly yours,

                              /s/ Kirkland & Ellis

                              Kirkland & Ellis